UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 27, 2006
CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)
Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554

(Commission File Number)	(IRS Employer Identification No.)

5620 Glenridge Drive, N.E., Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On July 27, 2006, the Company entered into a lease agreement with Hewlett-Packard Company, a Delaware corporation (“HP”), effective as of July 1, 2006 providing for the Company’s lease of approximately 160,230 square feet in HP’s building at 20 Perimeter Summit Boulevard N.E., Atlanta, Georgia for utilization as the Company’s headquarters . The lease has an initial term of 11 years at an initial monthly rental of $205,546.00. The monthly rental increases annually at a rate of approximately 2.75% per year, resulting in a monthly rental of $362,000.46 during the eleventh year of the lease. The Company is also responsible for a proportion of HP’s property operating expenses attributable to the lease.
The lease provides for 3 options to renew for successive 5 year terms. The lease also provides the Company a monthly rent credit through September 30, 2008. The monthly credit is $145,516.00 per month though September 30, 2007. The monthly rent credit increases to $148,416.00 per month from October 1, 2007 through September 30, 2008.
A copy of the lease agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     The following exhibit is filed herewith:

Exhibit Number	Descriptions

10.1	Lease

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY
By:	/s/ R. Eric Powers, III
R. Eric Powers, III
Assistant Corporate Secretary

Dated: July 31, 2006

EXHIBIT INDEX

Exhibit Number	Descriptions
10.1	Lease